THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND NO SALE, TRANSFER OR HYPOTHECATION OF THIS WARRANT OR ANY INTEREST THEREIN (INCLUDING THE SHARES WHICH MAY BE ACQUIRED BY THE EXERCISE OF THIS WARRANT) MAY BE MADE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND UNDER APPLICABLE STATE LAWS UNLESS THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH TRANSFER DOES NOT REQUIRE REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE LAWS.

XLNT VETERINARY CARE, INC.

WARRANT TO PURCHASE COMMON STOCK

          XLNT VETERINARY CARE, INC., a Delaware corporation (the “Company”), certifies that, for valuable consideration, receipt of which is hereby acknowledged, GALEN PARTNERS IV, L.P., a Delaware limited partnership (the “Holder”), is entitled to purchase the Warrant Shares (as hereinafter defined) from the Company at the Warrant Price (as hereinafter defined), on the terms and conditions set forth in this Warrant. This Warrant is issued to the Holder in exchange for services rendered in connection with that certain proposed merger with Echo Healthcare Acquisition Corp. This Warrant is being issued effective as of September 26, 2007 (the “Issue Date”).

          1. Definitions. As used herein:

The “Warrant Shares” shall mean Eighty Thousand Five Hundred (80,500) shares of the common stock, $.0001 par value, of the Company (subject to adjustment as herein provided).

The “Warrant Price” shall mean Four and 75/100 Dollars ($4.75) per Warrant Share (subject to adjustment as herein.

          2. Exercise.

          2.1 Time of Exercise. This Warrant may be exercised in whole (but not in part) at any time on or after April 1, 2008; provided, however, that this Warrant shall expire and be null and void if not exercised in the manner herein provided by 5:00 p.m., local Nashville, Tennessee, time, on the tenth anniversary of the Issue Date (the “Expiration Date”). If this Warrant is not exercised on the terms set forth herein on or before the Expiration Date, this Warrant shall be void.

          2.2 Manner of Exercise. This Warrant is exercisable at the Warrant Price, payable in cash or by cashiers or certified check to the order of the Company. Upon surrender of this Warrant with payment of the Warrant Price, at the Company’s Notice Address (as provided in Section 13 below), the Holder shall be entitled to receive a certificate or certificates for the Warrant Shares.

          2.3 Delivery of Stock Certificates. As soon as practicable, but not exceeding ten (10) business days, after exercise of this Warrant, the Company, at its expense, shall cause to be issued in the name of the Holder a certificate or certificates for the number of Warrant Shares to which the Holder shall be entitled upon such exercise. Such certificate or certificates shall contain no legend or other restriction on transferability, other than the legend contemplated by Section 4 below.

          2.4 Record Date of Issuance of Shares. Irrespective of the date of issuance and delivery of certificates for the Warrant Shares upon the exercise of this Warrant, the Holder shall for all purposes be deemed to have become the holder of record of the Warrant Shares represented thereby immediately prior to the close of business on the date on which this Warrant with the Warrant Price is received by the Company.

          2.5 Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional shares to which the Holder would be otherwise entitled, the number of Warrant Shares shall be rounded up to the next highest integer and the Holder shall make an additional cash payment to the Company equal to the Warrant Price per share multiplied by the fraction of a share by which the Warrant Shares were thereby increased.

          3. Adjustments. The Warrant Price and the shares purchasable hereunder are subject to adjustment from time to time as follows:

          3.1 Merger, Sale of Assets, etc. If at any time while this Warrant is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse merger in which the Company is the surviving entity but the shares of the Company’s capital stock outstanding immediately prior to the merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (iii) a sale or transfer of the Company’s properties and assets as, or substantially as, an entirety to any other corporation or other entity, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Warrant Price then in effect, the number of shares of stock or other securities or property of the successor corporation or other entity resulting from such reorganization, merger, consolidation, merger, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 3. The foregoing provision of this Section 3.1 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation or other entity that are at the time receivable upon the exercise of this Warrant. In all events, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

          3.2 Reclassification, etc. If the Company, at any time while this Warrant remains outstanding and unexpired, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Warrant Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 3.

          3.3 Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Warrant Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination and the number of such securities shall be proportionately increased in the case of a split or subdivision or proportionately decreased in the case of a combination.

          3.4 Adjustments for Dividends in Stock or other Securities or Property. If while this Warrant remains outstanding and unexpired, the holders of the securities as to which purchase rights under this Warrant exist (including without limitation securities into which such securities may be converted) at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant (or upon such conversion) on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 3.

          3.5 Other Adjustments. In case any event shall occur as to which the other provisions of this Section 3 are not strictly applicable but as to which failure to make any adjustment would not fairly protect the exercise rights represented by this Section 3 in accordance with the essential intent and principles hereof then, in each such case, the Holder may appoint a firm of independent public accountants of recognized national standing reasonably acceptable to the Company, which shall give their opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established herein, necessary to preserve the exercise rights represented herein. Upon receipt of such opinion, the Company shall make the adjustments described therein. The fees and expenses of such independent public accountants shall be borne by the Company.

          3.6 Calculations. All calculations under this Section 3 shall be made to the nearest four decimal points.

          4. Restriction on Transfer. This Warrant and the Warrant Shares issuable upon the exercise of this Warrant are being acquired for investment and not with a view to the distribution hereof. Absent an effective registration statement under the United States Securities Act of 1933 covering the disposition of this Warrant or the Warrant Shares issued or issuable upon exercise of this Warrant, neither this Warrant nor the Warrant Shares issuable upon the exercise of this Warrant may be sold, transferred, assigned, hypothecated or otherwise disposed of unless the Company shall have been provided with an opinion of counsel reasonably satisfactory to the Company to the effect that such sale, transfer, assignment, hypothecation or other disposal will be exempt from the registration and prospectus delivery requirements of the United States Securities Act of 1933 and the registration or qualification requirements of any applicable state securities laws. The Holder consents to the making of a notation in the Company’s records or giving to any transfer agent of the Warrant or the Warrant Shares an order to implement such restriction on transferability.

          The certificates evidencing the Warrant Shares issuable upon the exercise of this Warrant shall bear the following legend or a legend of similar import:

THESE SHARES WERE ACQUIRED IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “ACT”).

THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NO SALE, TRANSFER OR HYPOTHECATION OF THESE SHARES OR ANY INTEREST THEREIN MAY BE MADE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND UNDER APPLICABLE STATE LAWS UNLESS THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH TRANSFER DOES NOT REQUIRE REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE LAWS.

          5. Reservation of Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of the common stock of the Company, solely for the purpose of issuance upon the exercise of this Warrant, such number of shares of the common stock of the Company as shall be issuable upon the exercise hereof. The Company represents, warrants, covenants and agrees that (a) the Company has, and at all times while this Warrant is outstanding shall have, authorized and outstanding only one class of common stock and (b) upon exercise of this Warrant and payment of the Warrant Price, all Warrant Shares issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable.

          6. No Rights as Shareholder. Nothing contained in this Warrant shall be construed as conferring upon the Holder prior to the exercise of this Warrant any of the rights or preferences of a holder of shares of common stock of the Company, including without limitation any right to vote or to consent or to receive notice as a shareholder in respect of any matter whatsoever.

          7. Remedies. Any amounts not paid by the Company within five (5) business days of Holder’s written request thereof shall bear interest at seventeen and one half percent (17½%) per annum (or, if less, the maximum rate permitted by law) until paid in full and such interest shall be payable from time to time upon demand by Holder (and any such interest not paid upon demand shall, unless prohibited by applicable law, also bear interest at such rate). Neither the assessment nor the collection of any such interest by Holder shall preclude Holder from exercising any remedies available to Holder under this Warrant or under applicable law by reason of such default. The Company shall pay or reimburse to Holder all reasonable attorneys’ fees and costs incurred by the Company in the enforcement of any rights of the Holder under this Warrant (whether or not such enforcement involves the institution of litigation or other proceedings).

          8. Registration Rights. Holder shall execute a counterpart signature page to the Company’s Registration Rights Agreement. Pursuant to such agreement Holder shall, with respect to the Common Stock issuable upon exercise of this Warrant, be entitled to piggyback registration rights on registrations of the Company (subject to the right of any underwriter retained by the Company to limit the number of shares covered by any such registration).

          9. Successors. All the covenants, agreements, representations and warranties contained in this Warrant shall bind the parties hereto and, subject to restrictions on transfer set forth in this Warrant, their respective successors and assigns.

          10. Amendments and Waivers. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

          11. Governing Law. This Warrant shall be governed by and construed according to the laws of the state of California, without reference to principles of conflict of laws or choice of laws.

          12. Headings. The section headings in this Warrant are inserted for purposes of convenience only and shall have no substantive effect.

          13. Notices. Unless otherwise provided herein, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or one day after deposit with a national overnight delivery service or three days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified as follows:

(a)	If to the Company, at:

XLNT Veterinary Care, Inc.
Attn: General Counsel
_____ Centerview Drive, Suite ____
Brentwood, TN 37027

(b)	If to the Holder, at:

Galen Partners IV, L.P.
Attn: Zubeen Shroff
680 Washington Blvd.
11th Floor
Stamford, CT 06901

          Either party may change such address by notice under this Section 13. A party’s effective address for notice purposes under this Section 13 is such party’s “Notice Address”.

          14. Entire Agreement. This Warrant constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supercedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof. The rights and remedies of Holder under this Warrant are in addition to, and not in limitation or derogation of, any right or remedy of Holder under the Loan Agreement or under any other agreement or instrument with the Company.

          15. Jury Trial Waiver. THE COMPANY AND THE HOLDER, AFTER CONSULTING OR HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE CONSTITUTIONAL RIGHT TO A TRIAL BY JURY IN ANY LITIGATION BASED ON OR ARISING OUT OF THIS WARRANT, ANY RELATED AGREEMENT OR INSTRUMENT OR ANY OF THE TRANSACTIONS EVIDENCED THEREBY.

          IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer and this Warrant to be dated and issued as of the Issue Date.

XLNT VETERINARY CARE, INC.

By:

George A. Villasana
General Counsel